UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2016

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction of	(Commission File	(IRS Employer
Incorporation)	Number)	Identification Number)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ]  Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders (the “Meeting”) of Monmouth Real Estate Investment Corporation (the “Company”) was held on May 19, 2016. There were 64,911,833 shares of common stock entitled to vote at the meeting and a total of 60,460,023 shares (93.14%) were represented in person or by proxy at the meeting. The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of Class I Directors, each to serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualifies:

Director	For	Withhold	Broker Non-Votes
Anna T. Chew	31,563,168	10,438,198	18,458,657
Daniel D. Cronheim	27,985,585	14,015,781	18,458,657
Scott L. Robinson	22,496,278	19,505,088	18,458,657

Proposal 2 – To ratify the appointment of PKF O’Connor Davies as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2016:

No. of Votes
For	59,723,260
Against	611,789
Abstain	124,974
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

Date May 20, 2016